Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE: May 20, 2013

Stillwater Mining Company Announces Governance Changes

BILLINGS, MONTANA—STILLWATER MINING COMPANY (NYSE:SWC) (TSX: SWC.U) today announced the election of Brian Schweitzer, the former governor of Montana, as Chairman of the Board. Governor Schweitzer, elected to the Board at the Company’s Annual General Meeting of shareholders on May 2, 2013, replaces Frank McAllister as Chairman. Mr. McAllister, who has served as Chairman and Chief Executive Officer (CEO) of the Company since 2001, will continue in the role of CEO and President of the Company during an interim period while the Board seeks a suitable candidate to succeed him. A committee of the Board has been established to carry out the CEO search, which will begin immediately.

Stillwater’s new Chairman, Governor Schweitzer, observed, “Stillwater Mining Company is favored with unique, high quality mineral assets in Montana which hold tremendous promise for the Company’s future. I am honored to have the privilege of working with this new Board of Directors, which includes individuals with long experience and diverse perspectives on the mining industry. Together with the Company’s dedicated and outstanding Montana-based workforce, I believe the Company’s prospects for the future are exceptionally bright.”

Reflecting on his experiences as Chairman of the Company, Mr. McAllister noted, “I have taken immense pleasure from the many warm associations I have enjoyed during my service as Chairman of Stillwater Mining Company. Stillwater has a wonderful workforce and world-class operations. I welcome Governor Schweitzer as the Company’s new Chairman, and I firmly believe that under his leadership, Stillwater will achieve new heights in its performance. I look forward to working with the Governor and the new Board as we complete this leadership transition.”

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company’s shares are traded on the New York Stock Exchange under the symbol SWC and on the Toronto Stock Exchange under the symbol SWC.U. Information on Stillwater Mining can be found at its website: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as “desires,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions. Such statements also include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates; permitting; financing needs and the terms of future credit facilities; exchange rates; capital expenditures; increases in processing capacity; cost reduction measures; safety; timing for engineering studies; environmental permitting and compliance; litigating; labor matters; and the palladium, platinum, copper and gold market. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K, in its quarterly Form 10-Q filings, and in corresponding filings with Canadian securities regulatory authorities.

The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

INVESTOR CONTACT:

Mike Beckstead

(406) 373-8971